SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:
   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only
   [  ] Definitive Proxy Statement                   (as permitted by Rule
                                                     14a-6(e)(2))
   [X]  Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                               WPL HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)   Title of each class of securities to which transaction applies:


        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:  $500,063

        2) Form, Schedule or Registration Statement No.: Preliminary proxy materials of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company, Joint Registration Statement on
             Form S-4 of WPL Holdings, Inc. and Interstate Power Company (Registration No. 333-07931) and Joint Registration Statement on Form S-4 of WPL Holdings, Inc. and Interstate Power Company (Registration No. 333-10401).

        3) Filing Party: WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company.

        4)   Date Filed:  January 18, 1996, July 11, 1996 and August 19,
             1996.

   [The following statement was released to the WPL Holdings, Inc. Shareowner Services 24 Hour Hotline on August 22, 1996]

                               SHAREOWNER SERVICES
                                 24 HOUR HOTLINE
                          MERGER/ANNUAL MEETING UPDATE
                                     8/22/96

   IN NOVEMBER OF 1995, WPL HOLDINGS ANNOUNCED PLANS FOR A THREE WAY MERGER WITH INTERSTATE POWER CO. AND IES INDUSTRIES. ON AUGUST 4, MIDAMERICAN ENERGY CO. OR MEC OF DES MOINES MADE AN UNSOLICITED OFFER TO ACQUIRE IES. ON AUGUST 15 THE MIDAMERICAN OFFER WAS UNANIMOUSLY REJECTED BY THE IES BOARD OF DIRECTORS AND A NEW STOCK EXCHANGE RATIO FOR IES SHAREOWNERS WAS ANNOUNCED BY THE THREE MERGER PARTNERS.

   BAIRD, A REGIONAL INVESTMENT BANKING FIRM, HAS RELEASED AN ANALYSIS THAT SUPPORTS THE THREE WAY COMBINATION.

   QUOTE "WE RECOMMEND THAT IES SHAREHOLDERS PASS UP THE POTENTIAL NEAR TERM BENEFITS OFFERED BY MEC'S TEAM AND JOIN IEC, A TEAM WE BELIEVE OFFERS SUPERIOR LONG TERM RETURNS TO SHAREHOLDERS AND HAS THE HIGHER PROBABILITY OF RECEIVING REGULATORY APPROVALS IN THE NEXT EIGHT MONTHS" END QUOTE.

   THE NEW IEC WILL BE A STRONG AND VIABLE SUPPLIER IN THE COMPETITIVE, REGIONAL ENERGY MARKETPLACE OF THE FUTURE, ACCORDING TO THE THREE MERGER PARTNERS.

   ONCE SHAREOWNER AND REGULATORY APPROVALS ARE RECEIVED, IEC WILL FORM THE 34TH LARGEST UTILITY HOLDING COMPANY IN THE UNITED STATES, WITH MORE THAN ONE MILLION ELECTRIC AND NATURAL GAS CUSTOMERS IN FOUR STATES.

   IES, IPC AND WPLH WILL HOLD SEPARATE SHAREOWNER MEETINGS ON SEPT 5, AT WHICH SHAREOWNERS WILL VOTE ON THE THREE WAY COMBINATION TO FORM INTERSTATE ENERGY CORP. MIDAMERICAN ALREADY HAS LAUNCHED A PROXY FIGHT IN AN EFFORT TO CONVINCE IES SHAREOWNERS TO VOTE AGAINST THE INTERSTATE ENERGY CORP. PROPOSAL.

   DURING THE WEEK OF AUGUST 26TH YOU SHOULD RECEIVE SUPPLEMENTAL PROXY MATERIAL. WE WOULD APPRECIATE YOUR REVIEW AND PROMPT RESPONSE. IF YOU HAVE ANY QUESTIONS OR CONCERNS, PLEASE PRESS 0 TO SPEAK TO A
   REPRESENTATIVE.